                                                                     EXHIBIT 3.1





                   AMENDED AND RESTATED DECLARATION OF TRUST



                                       OF



                             STARWOOD LODGING TRUST





                         DATED AS OF AUGUST 15, 1969 AS
                    AMENDED AND RESTATED AS OF JUNE 6, 1988
                         AMENDED AS OF FEBRUARY 1, 1995

                   AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                             STARWOOD LODGING TRUST

                               TABLE OF CONTENTS


                                                                                                                     PAGE
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
ARTICLE I - The Trust; Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
    1.1   Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
    1.2   Place of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
    1.3   Nature of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
    1.4   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

ARTICLE II - Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
    2.1   Number, Term of Office, Qualifications of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
    2.2   Compensation and Other Remuneration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
    2.3   Resignation, Removal and Death of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
    2.4   Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
    2.5   Successor and Additional Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    2.6   Actions by Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    2.7   Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    2.8   Names and Addresses of Trustees and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    2.9   Non-Affiliated Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

ARTICLE III - Trustees' Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
    3.1   Power and Authority of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
    3.2   Specific Powers and Authorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
    3.3   Trustees' Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
    3.4   Additional Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
    3.5   Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15

ARTICLE IV - Advisor; Limitation on Operating Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
    4.1   Employment of Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
    4.2   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
    4.3   Restrictions on Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
    4.4   Limitation on Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
    4.5   Initial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
    4.6   Sale of Shares of the Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

ARTICLE V - Investment Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
    5.1   General Statement of Policy    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
    5.2   Changes in Investments Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
    5.3   Other Permissible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
    5.4   Obligor's Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
    5.5   Changes in Investment Policies and Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21

ARTICLE VI - The Shares and Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
    6.1   Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
    6.2   Legal Ownership of Trust Estate    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
    6.3   Shares Deemed Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
    6.4   Share Record: Issuance and Transferability of Shares . . . . . . . . . . . . . . . . . . . . . . . . . .     23





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

                                                                                                                     PAGE
                                                                                                                     ----
    6.5   Dividends or Distributions to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
    6.6   Transfer Agent, Dividend Disbursing Agent and Registrar  . . . . . . . . . . . . . . . . . . . . . . . .     25
    6.7   Shareholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
    6.8   Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
    6.9   Reports to Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
    6.10  Fixing Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
    6.11  Notice to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
    6.12  Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
    6.13  Excess Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33
    6.14  Pairing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36

ARTICLE VII - Liability of Trustees, Shareholders and Officers, and Other Matters  . . . . . . . . . . . . . . . .     37
    7.1   Exculpation of Trustees and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
    7.2   Limitation of Liability of Shareholders, Trustees and Officers . . . . . . . . . . . . . . . . . . . . .     38
    7.3   Express Exculpatory Clauses and Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
    7.4   Indemnification of Trustees, Officers, Employees and Other Agents  . . . . . . . . . . . . . . . . . . .     38
    7.5   Right of Trustees and officers to Own Shares or Other Property and to Engage in Other Business   . . . .     39
    7.6   Transactions Between the Trustees and the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
    7.7   Restriction of Duties and Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
    7.8   Persons Dealing with Trustees or Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
    7.9   Reliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
    7.10  Income Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43

ARTICLE VIII - Duration, Amendment, Termination and Qualification of Trust . . . . . . . . . . . . . . . . . . . .     43
    8.1   Duration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
    8.2   Termination of Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
    8.3   Amendment Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
    8.4   Qualification Under the REIT Provisions of the Internal Revenue Code   . . . . . . . . . . . . . . . . .     44

ARTICLE IX - Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
    9.1   Applicable Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
    9.2   Index and Headings for Reference Only  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
    9.3   Successors in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
    9.4   Inspection of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
    9.5   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
    9.6   Provisions of the Trust in Conflict with Law or Regulations  . . . . . . . . . . . . . . . . . . . . . .     45
    9.7   Certifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
    9.8   Recording and Filing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
    9.9   Resident Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47





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
                   AMENDED AND RESTATED DECLARATION OF TRUST



                 As of August 15, 1969, the initial Trustees agreed, pursuant to a Declaration of Trust dated as of said date (the "Declaration of Trust"), to hold in trust as trustees any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to them as such Trustees and all rents, income, profits and gains therefrom for the benefit of the Shareholders thereunder, subject to the terms and conditions and for the uses and purposes set forth therein. As of August 5, 1970, the Trustees who were a majority of the Trustees on said date agreed, pursuant to an Amended Declaration of Trust dated as of said date to restate in its entirety the Declaration of Trust, as theretofore amended. The effect of this Amended and Restated Declaration of Trust shall be to restate in its entirety said Amended Declaration of Trust as heretofore amended (the "Amended Declaration of Trust"), and it shall not have the effect of dissolving or terminating or in any way affecting the continuity of, but shall continue without interruption, the trust created by the Declaration of Trust (the "Trust").

                 The undersigned, being a majority of the Trustees as of June 6, 1988, under the Amended Declaration of Trust, do hereby set forth this Amended and Restated Declaration of Trust, do hereby agree to be bound by this Amended and Restated Declaration of Trust and do hereby certify that the amendments to the Amended Declaration of Trust included in this Amended and Restated Declaration of Trust were duly adopted by the Shareholders of the Trust in accordance with the Amended Declaration of Trust.


                                   ARTICLE I

                             THE TRUST; DEFINITIONS

                 1.1 Name. The name of the Trust shall be "Starwood Lodging Trust." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of Starwood Lodging Trust, or in their names as Trustees of Starwood Lodging Trust.

                 1.2 Place of Business. The principal office of the Trust shall be in the State of Maryland. However, the Trustees may, from time to time, change such location and maintain other offices or places of business.

                 1.3 Nature of Trust. The Trust is a real estate investment trust organized under Article 78C of the Annotated

Code of the State of Maryland. It is intended that the Trust shall carry on business as a "real estate investment trust" (hereinafter called "REIT" or "Real Estate Investment Trust") as described in the REIT Provisions of the Internal Revenue Code. The Trust is not a general partnership, limited partnership, joint venture, corporation or joint stock company or association (but nothing herein shall preclude the Trust from being taxed as an association under the REIT Provisions of the Internal Revenue Code) nor shall the Trustees or Shareholders or any of them for any purpose be, or be deemed to be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint ventures. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration.

                 1.4 Definitions. The terms defined in this Section 1.4 whenever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this Section 1.4. In this Declaration, words in the singular number include the plural and in the plural number include the singular.

                 (a) Accommodations Field. "Accommodations Field" shall mean the hotel, motel, motor inn, restaurant, and lodgings field generally, and shall also be deemed to include activities undertakings and businesses directly allied or connected with, or directly related to, hotels, motels, motor inns, restaurants or lodgings.

                 (b) Advisor. "Advisor" shall mean the Person employed by the Trustees under the provisions of Article IV.

                 (c) Affiliate. "Affiliate" shall mean (i) with respect to any Person, any other Person (A) which such Person directly or indirectly controls, is controlled by, or is under common control with or (B) of which such Person is a director, officer, employee, partner or trustee or (C) of which such Person directly or indirectly owns, controls or holds with power to vote five percent (5%) or more of the outstanding voting securities or (D) which directly or indirectly owns, controls or holds with power to vote five percent (5%) or more of the outstanding voting securities of such Person and
(ii) with respect to the Trust, the Advisor and any other investment adviser, manager or independent contractor (as that term is defined in Section 856(d)(3) of the Internal Revenue Code) of the Trust.

                 (d) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall have the meaning set forth in the first sentence of Section 6.7.

                 (e) Annual Report. "Annual Report" shall have the meaning set forth in Section 6.9.

                 (f) Appraisal. "Appraisal" shall mean the fair market value, as of the date of the appraisal, of Real Property in its existing state or in a state as to be created or improved, as determined by the Trustees or as determined by any bank, insurance company or other Person which makes appraisals in connection with its lending or services activities or as determined by a disinterested Person having no interest in the Real Property, provided, however, that, any such Person, is, in the sole judgment of the Trustees properly qualified to make a determination; provided further that an appraisal shall be included within the meaning of the term Appraisal as used herein upon which the Trustees may in good faith rely if it is made on behalf of a Person or Persons other than the Trust at or prior to the time of the investment by the Trust if the Trust is acquiring an interest (either in whole or in part) in the investment with respect to which such appraisal is or has been made.

                 (g) Construction Loans. "Construction Loans" shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring and improving land (including leaseholds therein) and the construction or improvement of buildings and other improvements thereon.

                 (h) Declaration. "Declaration" shall mean this Declaration of Trust and all amendments or modifications thereof. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

                 (i) Development Loans. "Development Loans" shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring and improving vacant land and developing it into a site or sites suitable for the construction of buildings thereon or suitable for other residential, commercial, industrial or public uses.

                 (j) Equity Investments. "Equity Investments" shall mean investments in Real Property (other than Mortgage Loans), or in borrowing or leasing entities or other organizations owning, operating or managing Real Property.

                 (k) Equity Participations. "Equity Participations" shall mean participations acquired in connection with making any Real Property Investment including, but not limited to, participations in contingent interest based upon operating revenues, participations in the ownership of Real Property, participations in rental based upon operating revenues or based upon a percentage of sales or room rents, or participations in the ownership of borrowing or leasing entities or other organizations owning, operating or managing Real Property.

                 (l) First Mortgage. "First Mortgage" shall mean a Mortgage which takes priority or precedence over all other charges or liens upon the Real Property and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such priority shall not be deemed as abrogated by liens for taxes, or assessments which are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed moneys), or leases, mechanic's and materialman's liens for work performed and materials furnished which are not in default or are in good faith being contested and other claims normally deemed in the same local jurisdiction not to abrogate the priority of a first mortgage.

                 (m) First Mortgage Loans. "First Mortgage Loans" shall mean Mortgage Loans secured or collateralized at the time of acquisition thereof by the Trust by First Mortgages.

                 (n) Interim Loans. "Interim Loans" shall mean Mortgage Loans secured or collateralized by Mortgages made on improved properties and having a maturity of three years or less.

                 (o) Junior Mortgage. "Junior Mortgage" shall mean any Mortgage (other than a Mortgage securing a Wrap-Around Mortgage Loan or a Mortgage securing the junior portion of a Mortgage Loan with respect to which a Senior Participation has been issued) which has the same priority or precedence over all charges or encumbrances on Real Property as is required for a First Mortgage, except that it is subject to the priority of one or more Mortgages which must be satisfied before such Junior Mortgage is entitled to participate in the proceeds of any sale or other disposition of such Real Property.

                 (p) Junior Mortgage Loans. "Junior Mortgage Loans" shall mean Mortgage Loans (other than Wrap-Around Mortgage Loans and the junior portion of Mortgage Loans with respect to which a Senior Participation has been sold) secured or collateralized by Junior Mortgages.

                 (q) Long Term. "Long Term" shall mean, when used with respect to a Mortgage Loan, a Mortgage Loan other than an Interim Loan or a Construction Loan and, when used with respect to any other Real Property Investment, shall mean such an investment which is not expected to be amortized in full within a period of three years from the date on which such investment is made.

                 (r) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds and other evidence of indebtedness or obligation which are negotiable or non-negotiable and which are secured or collateralized by Mortgages.

                 (s) Mortgages. "Mortgages" shall mean mortgages, deeds of trust or other security deeds on Real Property or rights or interests in Real Property.

                 (t) National Hotel Companies. "National Hotel Companies" shall mean Hilton Hotels Corporation, Marriott Corporation, Holiday Inns, Inc., TraveLodge International, Inc. and any other nationally known hotel companies which are engaged in operations in the Accommodations Field or the granting of franchises to other Persons with respect to such operations and the Affiliates of any of them.

                 (u) Net Assets. "Net Assets" shall mean the "Total Assets of the Trust", after deducting therefrom all liabilities of the Trust; provided, however, that depreciable assets shall be included in such Assets at the lesser of either:

                 (i) the cost of such Assets on the books of the Trust less depreciation thereof on a straight-line basis over the useful life of such Assets in accordance with generally accepted accounting principles, and in making such calculation the useful life of such Assets shall correspond to the useful life used as the basis of depreciation on the Trust's federal income tax returns; or

                 (ii) fair market value of such Assets, in the judgment of the Trustees.

                 (v) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                 (w) Real Property. "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any building, structures, improvements, fixtures and equipment located on or used in connection with land, leasehold interests and rights in land or interest therein, but does not include Mortgages, Mortgage Loans or interests therein.

                 (x) Real Property Investments. "Real Property Investments" shall mean and include investments in Real Property or in obligations secured, directly or indirectly, by liens on Real Property, including, but not limited to, Long-Term Mortgage Loans (with or without Equity Participations), Interim Loans, Development Loans, Construction Loans, First Mortgage Loans,

Junior Mortgage Loans, Wrap-Around Mortgage Loans and Equity Investments in Real Property (including, but not limited to, land leasebacks and leasehold mortgage loans, net lease financings and sale and leaseback transactions).

                 (y) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1954, as now enacted or hereafter amended, or successor statutes and regulations promulgated thereunder.

                 (z) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, or in general any instruments commonly known as "securities" or any certificates of interest shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

                 (aa) Senior Participation. "Senior Participation" shall mean a participation or interest which shall have been sold by the Trust in a Mortgage Loan, on terms and conditions satisfactory to the Trustees, pursuant to which the participation sold takes priority or precedence as to charges and liens upon the mortgaged property and satisfaction out of the proceeds of any sale over the junior portion of the Mortgage Loan retained by the Trust; provided, however, that a participation sold in a Mortgage Loan shall not be deemed to be a Senior Participation as such term is used in this Declaration unless such Mortgage Loan, considered as a single Mortgage Loan including the junior portion retained by the Trust, would satisfy all of the requirements relating to the investment by the Trust in a First Mortgage Loan.

                 (bb) Shares. "Shares" shall mean the shares of beneficial interest of the Trust as described in Section 6.1.

                 (cc) Shareholders. "Shareholders" shall mean, as of any particular time, all holders of record of outstanding Shares at such time.

                 (dd) Total Assets of the Trust. "Total Assets of the Trust" shall mean the value of all the assets of the Trust Estate as such value appears on the most recent quarterly balance sheet of the Trust available to the Trustees.

                 (ee) Trust. "Trust" shall mean the Trust created by this Declaration.

                 (ff) Trustees. "Trustees" shall mean, as of any particular time Trustees holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees, and shall not include the officers, representatives or agents of the Trust, or the Shareholders, but nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust, or owning Shares.

                 (gg) Trust Estate. "Trust Estate" shall mean, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is owned or held by the Trust or the Trustees, including, but not limited to, property which is transferred, conveyed or paid to the Trust or Trustees, and all rents, income, profits and gains therefrom.

                 (hh) Trustees' Regulations. "Trustees' Regulations" shall have the meaning set forth in Section 3.3.

                 (ii) Wrap-Around Mortgage Loans. "Wrap-Around Mortgage Loans" shall mean Mortgage Loans which are subject to prior First Mortgages (which have been created prior to or simultaneously with the creation of the Wrap-Around Mortgage Loan) and are made on the basis of the current values of the mortgaged properties without regard to and without discharging the prior First Mortgages; provided, however, that a Mortgage Loan shall not be included in the term Wrap-Around Mortgage Loan for purposes of this Declaration unless the indebtedness evidenced by the Wrap-Around Mortgage Loan when added to the indebtedness evidenced by the prior First Mortgage and considered as a single First Mortgage Loan would comply in all respects with the requirements relating to an investment by the Trust in such a First Mortgage Loan.


                                   ARTICLE II

                                    TRUSTEES

                 2.1 Number, Term of Office, Qualifications of Trustees. There shall be no less than three (3) nor more than fifteen (15) Trustees. The initial Trustees shall be the signatories to this Declaration as originally executed. Within the limits set forth in this Section 2.1, the number of Trustees may be fixed, increased or decreased from time to time by the Trustees or by the Shareholders at any particular time provided however that, subject to the provisions of section 2.3, each Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. Trustees may be re-elected. The Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability Such individual shall qualify as a Trustee when he has either signed the Declaration or agreed in writing to be bound by it. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The

Trustees, in their capacity as trustees, shall not be required to devote their entire time to the business and affairs of the Trust.

                 The Trustees shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1995 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1996 Annual Meeting of Shareholders and the term of office of the third class to expire at the 1997 Annual Meeting of Shareholders, with each Trustee to hold office until his or her successor shall have been duly elected and qualified. At each Annual Meeting of Shareholders, commencing with the 1995 Annual Meeting, (i) Trustees elected to succeed those Trustees whose terms then expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election, with each Trustee to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Trustees, Trustees may be elected to fill any vacancy on the Board of Trustees, regardless of how such vacancy shall have been created.

                 2.2 Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time. The Trustees, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee. Notwithstanding the foregoing, except as provided in Section 7.6, no Trustee shall receive any fee or other remuneration, directly or indirectly, as a result of any sale of property to or purchase of property from the Trust.

                 2.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given, or at any later time specified in the notice, without need for prior accounting. A Trustee may be removed at any time, with or without cause, by vote or written consent of holders of two-thirds (2/3rds) of the outstanding Shares entitled to vote thereon, or with cause by all remaining Trustees. A Trustee judged incompetent, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustee shall require for the conveyance of any Trust property held in his name, and shall account to the remaining Trustee or Trustees, as they require, for all property which he holds as Trustee, and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

                 2.4 Vacancies. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees, if any (even though less than three (3)), may exercise the powers of the Trustees hereunder. Vacancies occurring among the Trustees (including vacancies created by increases in number) may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, and the person so appointed shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of office of the class to which they have been appointed expires and until his successor is elected and qualified. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.7.

                 2.5 Successor and Additional Trustees. The right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees, whether or not conveyance documents have been executed and delivered pursuant to Section 2.3, or otherwise.

                 2.6 Actions by Trustees. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Common or interested Trustees may be counted in determining the presence of a quorum at a meeting of the Trustees. Unless specifically provided otherwise in this Declaration, the Trustees may act by a vote or resolution at a meeting at which a quorum is present, or without a meeting by a written vote, resolution, or other writing consenting to said action, signed by a majority of the Trustees. Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees, or by any authorized person, shall be valid and binding upon the Trustees and upon the Trust when ratified by action of the Trustees.

                 2.7 Executive Committee. The Trustees may appoint from among their own number an executive committee of two or more persons to whom they may delegate from time to time such of the powers herein given to the Trustees as they may deem advisable.

                 2.8 Names and Addresses of Trustees and Officers. The names and addresses of the Trustees and officers of the Trust on the date hereof* are as follows:

         Name                             Address
         ----                             -------
John P. Traynor. . . . . . . .6308 Midnight Pass Road Villa 4
  Trustee and Chairman            Sarasota, Florida  33581

Harold W. Milner. . . . . . . 1503 Walden Drive
  Trustee and President           McLean, Virginia

Raymond C. Brophy. . . . . . .1725 DeSales N.W.
  Trustee                         Washington, D.C.

Richard S. Ellwood. . . . . . 10 Heron Road
  Trustee                         Middletown, New Jersey  07748

Charles J. Kelley, Jr. . . . .400 East 57th Street
  Trustee                         New York, New York

Frederick X. Wilson. . . . . .7009 Chansory Lane
  Trustee                         Hyattsville, Maryland 20782

C. Lawrence Wiser. . . . . . .12702 Littleton Street
  Trustee and Secretary           Silver Spring, Maryland 20906
  -Treasurer


                 2.9 Non-Affiliated Trustees. Affiliates of the Advisor and of any National Hotel Company may be Trustees; however, there shall at all times be at least a majority of the Trustees who are not Affiliates of the Advisor or of any National Hotel Company or Affiliates of such Affiliates. If at any time, by reason of one or more vacancies, there shall not be at least a majority of such Trustees who are not such Affiliates, then within sixty (60) days after such vacancy occurs, the continuing Trustee or Trustees then in office shall appoint, pursuant to Section 2.4, a sufficient number of other Persons who are not such Affiliates so that there shall be at least a majority of such Trustees in office.


                                  ARTICLE III






- ----------------------------------

*  Refers to date of the Amended Declaration of Trust (August 5, 1970).

                                TRUSTEES' POWERS

                 3.1 Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable, for the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

                 3.2 Specific Powers and Authorities. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                 (a) To retain, invest and reinvest the capital or other funds of the Trust in real or personal property of any kind, all without regard to whether any such property is authorized by law for the investment of trust funds and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares for such consideration as they deem appropriate.

                 (b) For such consideration as they deem proper, to invest in, purchase or otherwise acquire for cash or other property or through the issuance of Shares or through the issuance of notes, debentures, bonds or other obligations of the Trust and hold for investment the entire of any participating interest in notes, bonds, or other obligations which are secured by Mortgages. In connection with any such investment, purchase or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments or other gross income from or a share of the profits from or a share in the equity or ownership of Real Property, either directly or through joint venture, general or limited partnership, or other lawful combinations or associations; to invest in loans secured by the pledge or transfer of mortgage obligations; to develop, operate, pool, utilize, grant production payments out of or lease or otherwise dispose of mineral, oil and gas properties and rights.

                 (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the Trust Estate by deeds, trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or any nominee of the Trust.

                 (d) To issue Shares, bonds, debentures, notes or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares and which may include options, warrants and rights to subscribe to, purchase or acquire any of the foregoing, all without vote of or other action by the Shareholders to such Persons for such cash, property or other consideration (including Securities issued or created by, or interest in any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities.

                 (e) To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

                 (f) To-borrow money and give negotiable or nonnegotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any of the foregoing.

                 (g)      To lend money, whether secured or unsecured.

                 (h)      To create reserve funds for any purpose.

                 (i) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the. carrying out of any of the purposes of the Trust or conducting the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein.

                 (j) To deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

                 (k) To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any Mortgages or Securities, issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers.

                 (l) To cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest.

                 (m) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations.

                 (n) To elect, appoint, engage or employ officers for the Trust (including a President, Secretary, Treasurer and such Vice Presidents and other officers as the Trustees may determine), who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Trustees' Regulations; to engage or employ any Persons (including, subject to the provisions of Sections 7.5 and 7.6, any Trustee or officer and any Person in which any Trustee or officer is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees independent contractors or other Persons. The Trustees may elect one of the Trustees as Chairman, to preside at meetings of the Trustees and exercise such other powers and duties as the Trustees may from time to time assign to him; provided that the Chairman shall not be or act as an officer of the Trust.

                 (o) To determine whether moneys, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part of all of the profit resulting from the maturity or sale of any asset whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

                 (p) To determine from time to time, the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

                 (q) To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceeding, disputes, claims, controversies demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.

                 (r) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

                 (s) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders or officers against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, or officers.

                 (t) To cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.

                 (u) To adopt a fiscal year for the Trust, and from time to time to change such fiscal year.

                 (v) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

                 (w) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision. These contracts shall be for such duration and upon such terms as the Trustees in their sole discretion shall determine.

                 (x) To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

                 3.3 Trustees' Regulations. The Trustees may make, adopt, amend or repeal regulations (the "Trustees' Regulations") containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or with this Declaration.

                 3.4 Additional Powers. The Trustees shall additionally have and exercise all the powers conferred by the laws of the State of Maryland upon real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration.

                 3.5 Incorporation. With the approval of the holders of a majority of the shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization to take over the Trust property or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or any part or parts thereof to any such corporation, trust, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, association, or organization, or any corporation, trust, partnership, association, or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to Real Estate Investment Trusts, or substantially similar benefits, are also available to such corporation, trust, association or organization.


                                   ARTICLE IV

                   ADVISOR; LIMITATION ON OPERATING EXPENSES

                 4.1 Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees shall not be required personally to conduct the business of the Trust, and consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with such Person or Persons (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefor employ or contract with such Person (herein referred to as the "Advisor") as an investment adviser and administrator of the affairs of the Trust and may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees.

                 The Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Trustee or any Person in which a Trustee may be a director, officer, stockholder, partner, employee or trustee, shall be valid only if made, approved or ratified by a majority of the other Trustees. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

                 4.2 Term. The Trustees shall not enter into any contract with the Advisor unless such contract has an initial term expiring at the end of the Trust's fiscal year commencing in 1971 and provides for annual renewal or extension thereafter. The Trustees shall not enter into such a contract with any Person unless such contract provides for renewal or extension thereof only by the affirmative vote of a majority of the other Trustees. Any such contract shall provide that it may be terminated (a) by the Trust upon sixty
(60) days' written notice by unanimous vote of the Trustees who are not affiliated with the Advisor, (b) by the Advisor upon one hundred twenty (120) days' written notice by unanimous vote of the directors of the Advisor who are not Trustees or (c) by the holders of more than a majority of the shares of the Trust.

                 4.3 Restrictions on Advisor. The Advisor may administer the Trust as its sole and exclusive function or engage in other activities including the rendering of advice to other investors and the management of other investments. The Advisor shall not, however, without prior written consent of a majority of the Trustees, render advice or service to any other Real Estate Investment Trust, except that the Advisor may with respect to any loan or other investment in which the Trust may participate or allot a participation, render advice and service, with or without remuneration, to each and every participant in such loan or other investment.

                 4.4 Limitation on Operating Expenses. Each contract made with the Advisor shall provide that, within 120 days after the end of any Fiscal Year which begins on a date following the effective date of the Trust's first Registration Statement filed under the Securities Act of 1933, the Advisor will refund to the Trust (or, at the election of the Trustees, reduce its compensation payable by) (A) the amount, if any, by which the Operating Expenses of the Trust during such Fiscal Year exceed the lesser of (a) 1.2% of the Average Value of Invested Assets for such Fiscal Year or (b) the greater of
(i) 1.2% of the MonthEnd Average Net Assets of the Trust for such Fiscal Year or (ii) 25% of the Net Income of the Trust for such Fiscal Year and (B) the amount, if any, by which the aggregate of fees and expenses (including travel expenses and other out-of-pocket expenses) paid to Trustees who are not affiliates of the Advisor and expenses of the type referred to in clause (m) of the definition of operating Expenses contained in this Section 4.4 during such Fiscal Year exceeded 0.3% of the Average Value of Invested Assets for such Fiscal Year.

                 For purposes of this Section 4.4 the following terms shall have the meanings set forth below:

                 (a) "Average Value" for any period shall mean the arithmetic average of the aggregate Value of the assets reflected in the computation at the close of the last business day of each month during the period to which such computation relates.

                 (b) "Average Value of Invested Assets" shall mean the Average Value of the Trust's total assets (without deduction of any liabilities) plus the undisbursed commitments of the Trust in respect of closed loans or other closed investments, but excluding good will and other intangible assets, cash, cash items and obligations of municipal, state and the federal governments and governmental agencies (other than obligations secured by a lien on real property owned, or to be acquired, by such governments or governmental agencies and securities of the Federal Housing Administration, the Federal National Mortgage Administration, and other governmental agencies issuing securities backed by a pool of mortgages).

                 (c) "Value" of an asset or assets shall mean the value of such asset or assets on the books of the Trust, reduced by provision for amortization, depreciation or depletion but before deducting any indebtedness
or other liability in respect thereof.   Depreciable assets shall be valued at
the lesser or fair market value (in the judgment of the Trustees) or cost less straightline depreciation.

                 (d) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                 (e) "Net Income" for any period shall mean the net income of the Trust for such period computed on the basis of its results of operations for such period, after deduction of all expenses other than the regular, incentive and additional compensation payable to the Advisor or fees payable to any mortgage service, and excluding extraordinary items and gains and losses from the disposition of assets of the Trust.

                 (f) "Month-End Average Net Assets" shall mean the Average Value of all the assets of the Trust minus all the liabilities of the Trust reflected in the computation at the close of each month during the period to which such computation relates.

                 (g) "Operating Expenses" during any Fiscal Year shall mean the aggregate annual expenses of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by the independent public or certified accountants who shall have reported on the financial statements of the Trust at the end of and for such Fiscal Year but excluding:

                 (a)      interest, discount and other costs of borrowed money;

                 (b) taxes on income and taxes and assessments on real property and all other taxes (including license fees) applicable to the Trust;

                 (c) legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Trust's securities;

                 (d) fees and expenses (including travel expenses and other out-of-pocket expenses) paid to Trustees (other than fees paid to Trustees who are affiliates of the Advisor), independent contractors, consultants, managers, closing and disbursement agents, and other agents employed by or on behalf of the Trust (other than the Advisor);

                 (e) expenses connected with the acquisition, disposition and ownership of real estate interests or mortgage loans or other property (including the costs of closing, foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property);

                 (f) expenses of maintenance, up-keep and management of real estate equity interests and processing and servicing mortgage, construction and other loans;

                 (g) insurance as required by the Trustees (including Trustees' liability insurance);

                 (h) the expenses of organizing, revising, amending, converting, modifying or terminating the Trust;

                 (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Trust;

                 (j) all expenses connected with communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Trust's securities;

                 (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Trust;

                 (l) transfer agent's, registrar's and indenture trustee's fees and charges;

                 (m) legal, accounting and auditing fees and expenses incurred in connection with the administration and operation of the business of the Trust in the ordinary course of its business and not included in clauses (a) through (1) of this definition; and

                 (n) depletion, depreciation, amortization and losses on disposition of investments and reserves therefor.

                 All calculations made in accordance with this Section 4.4 shall be based upon statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Trust may also prepare statements on a different basis.

                 4.5 Initial Advisor. Hotel Advisors, Inc. shall serve as the initial Advisor.

                 4.6 Sale of Shares of the Advisor. Any advisory agreement entered into by the Trustees with an Advisor shall contain, among other provisions, a provision permitting any transfer, directly or indirectly, of securities of the Advisor without the consent of the Trust or its shareholders and a waiver to the fullest extent permitted by law of any rights which the Trust or its shareholders might have to any income or profits realized on any such direct or indirect transfer by the transferor of such securities. By purchasing Shares of the Trust, each shareholder shall be deemed to have consented to any such transfer and to have expressly and irrevocably waived any interest in or rights to any such income or profits. Such waiver shall not be effective as to any transfer of a majority of the voting stock of the Advisor unless such transfer shall have been consented to by the holders of a majority of the Shares of the Trust.


                                   ARTICLE V

                               INVESTMENT POLICY

                 5.1 General Statement of Policy. The Trust has been established to provide investors with the opportunity to invest in a portfolio of Real Property Investments consisting primarily of Long-Term Mortgage Loans with Equity Participations and Equity Investments in Real Property made in transactions not relating to the Trust's lending activities. The Trust may also make Construction Loans primarily in connection with Long-Term Real Property Investments. It is the policy of the Trust to concentrate its Real Property Investments in the Accommodations Field; however, other types of income producing Real Property Investments may be made by the Trust if, in the opinion of the Trustees, such investments are more advantageous to the Trust than available Real Property Investments in the Accommodations Field. In addition to the foregoing the Trust is empowered to make any other investment or engage in any other activity which does not adversely affect the Trust's status as a real estate investment trust under the REIT Provisions of the Internal Revenue Code. In each case the Trustees may make the Trust's investments or engage in an activity alone or in participation with others, including the granting of Senior Participations to other lenders.

                 5.2      [Deleted.]

                 5.3      [Deleted.]

                 (a)      Cash;

                 (b) Obligations of the United States Government or agencies thereof;

                 (c) Obligations of any state or territory of the United States of America or any agency thereof;

                 (d) Obligations of any foreign government or agency thereof;

                 (e) Evidences of deposits in,, obligations of, and bankers' acceptances issued by, banking institutions and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System; and

                 (f)      Evidences of corporate indebtedness.

                 5.4 Obligor's Default. Notwithstanding any provision of this Declaration, when an obligor to the Trust is in default under the terms of any obligation to the Trust, the Trustees shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust, and the Trustees shall have the power to enter into any necessary investment, commitment or obligation of the Trust which results from the pursuit of such remedies or which is necessary or desirable to dispose of property acquired in the pursuit of such remedies.

                 5.5 Changes in Investment Policies and Restrictions. Notwithstanding the foregoing provisions of this Article 5, the investment policies and the restrictions thereon set forth in Sections 5.1 through 5.6 of this Declaration may be altered or modified by the Trustees, or additional or substitute policies or restrictions may be adopted by the Trustees if they shall determine, and so specify in a duly adopted resolution, that the alteration or modification of such policies or restrictions or the adoption of additional or substitute policies or restrictions are in the best interests of the Trust and its Shareholders and are not prohibited by the Real Estate Investment Trust provisions of the Internal Revenue Code and no consent or approval of, or other action by, Shareholders shall be required for any such alteration, modification or adoption. Any policy or restriction altered, modified, or adopted pursuant to this Section 5.8 shall be subject to subsequent alteration or modification only with the consent of Shareholders holding a majority of the outstanding Shares entitled to vote on such alteration or modification if the Trustees shall so specify in the resolution adopted with respect to such policy or restriction. Any resolution adopted by the Trustees pursuant to this Section 5.8 shall be recorded within the State of Maryland in such public offices as this Declaration and any amendments hereto shall have been recorded in accordance with Section 9.8 of this Declaration.

                 5.6      [Deleted.]

                                   ARTICLE VI

                          THE SHARES AND SHAREHOLDERS

                 6.1. Shares. The units into which the beneficial interests in the Trust will be divided shall be designated as Shares consisting of (a) 100,000,000 Trust Shares with a par value of $0.01 per share and having equal dividend, distribution, liquidation and other rights but without preference, pre-emptive, appraisal, conversion or exchange rights of any kind, (b) 20,000,000 Excess Trust Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof and (c) 5,000,000 Excess Preferred Shares with a par value of $0.01 per share and having the rights provided in
Article VI hereof; provided, however, that the Trustees may, in their discretion create and authorize the issuance of Shares of Beneficial Interest evidencing units of beneficial interest in the Trust of one or more additional classes, or one or more series within any such class, with or without par value, having such voting rights, such rights to dividends, distributions and in liquidation, such conversion, exchange and redemption rights, and such designations, preferences, participation, and other limitations or restrictions, as shall not be prohibited by this Declaration or the Real Estate Investment Trust provisions of the Internal Revenue Code or the laws of the State of Maryland and as shall be specified by the Trustees in their discretion in a resolution or resolutions duly adopted by the Trustees and recorded within the State of Maryland in such public offices as this Declaration and any amendments shall have been recorded in accordance with Section 9.8 of this Declaration. As used herein, the term "Shares" shall mean and include (i) the Trust Shares, Excess Trust Shares and Excess Preferred Shares, and (ii) from and after the issuance of Shares of any other and additional classes of Shares of Beneficial Interest, so created and authorized by the Trustees, such Shares of Beneficial Interest. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a Maryland corporation. There shall be no more than 135,000,000 Shares issued. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be cancelled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which then have been issued or without additional consideration if issued by way of share dividend or share split.

                 6.2 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

                 6.3 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

                 6.4 Share Record: Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed and transferred in accordance with the Trustees' Regulations. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Prior to due presentment for registration of transfer, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Trust or of the duly authorized agent of such Person, or if such Shares are so registered in the names of more than one Person, the receipt of any one of such Persons, or of the duly authorized agent of such Person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

                 Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such necessary releases from applicable governmental authorities. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty or limit their rights to inquire into adverse claims.

                 6.5 Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash or other form, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the Shareholders at the time of each such distribution with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, the communication shall so state and in such event the statement as to such source shall be sent to the Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

                 6.6 Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and perform in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Maryland corporation.

                 6.7 Shareholders' Meeting. There shall be an Annual Meeting of the Shareholders which shall be held at the principal office of the Trust, or at such other convenient location as may be determined by the Trustees or by the written consent of all Shareholders entitled to vote thereat, at such time as the Trustees shall determine, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting shall be held after delivery to the Shareholders of the Annual Report. At least ten (10) days and not more than forty (40) days notice shall be given of the time and place of the Annual Meeting of the Shareholders. Special meetings of Shareholders may be called by the Trustees and shall be called upon the written request of Shareholders holding not less than twenty-five percent (25%) of the outstanding Shares of the Trust entitled to vote in the manner provided in the Trustees' Regulations. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the Shareholders, such action shall, except as otherwise required by this Declaration or by law, be authorized by a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon.

                 Notwithstanding anything in this Declaration to the contrary, the Trust shall not consummate a merger, the shareholder approval of which is required by the applicable law, unless such transaction is approved by the shareholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

                 The affirmative vote at a meeting of Shareholders of the holders of a majority of all outstanding Shares shall be required to approve the principal terms of the transaction and the nature and amount of the consideration involving any sale, lease, exchange or other disposition of more than 50% of the Trust Estate. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of a majority of all outstanding Shares entitled to vote thereon, or such larger proportion thereof as would be required for a vote of Shareholders at a meeting. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interest in, mortgaging, or encumbering of all or any of the Trust Estate, or for the sale, lease, exchange or other disposition of less than 50% of the Trust Estate.

                 6.8 Proxies. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either directly by the Shareholder or to a proxy in the form prescribed in the Trustee's Regulations. The Trustees may solicit such proxies from the Shareholders or any of them in any manner requiring or permitting the Shareholders' vote or consent.

                 6.9 Reports to Shareholders. Not later than ninety (90) days after the close of each fiscal year of the Trust, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (herein "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet and a statement of income and surplus of the Trust. Such financial statement shall be accompanied by a certificate of an independent certified public accountant thereon, based on a full examination of the books and records of the Trust and made in accordance with generally accepted auditing procedure. A manually signed copy of the accountant's certificate shall be filed with the Trustees. A signed copy of the Annual Report and accountant's certificate shall be filed with the Department of Assessments and Taxation of the State of Maryland within ninety (90) days after the close of each fiscal year.

                 6.10 Fixing Record Date. The Trustees' Regulations may provide for fixing or in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than five (5) days nor more than fifty (50) days prior to the date of the meeting or event for the purposes of which it is fixed.

                 6.11 Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

                 6.12     Restrictions on Transfer.

                 (a) Definitions. The following terms shall have the following meanings:

                 "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares directly, indirectly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                 "Charitable Beneficiary" shall mean the organization or organizations described in Section 170(c)(2) and 501(c)(3) of the Code selected by the Excess Share Trustee.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Excess Shares" shall mean the Excess Trust Shares and the Excess Preferred Shares.

                 "Excess Share Trust" shall mean the trust created pursuant to
         Section 6.13 hereof.

                 "Excess Share Trust Beneficiary" shall mean a beneficiary of the Excess Share Trust as determined pursuant to Section 6.13 hereof.

                 "Excess Share Trustee" shall mean Nina Matis or any successor appointed pursuant to Section 6.13 hereof.

                 "Market Price" of any class of Shares on any date shall mean the average of the Closing Price for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The "Closing Price" on any date shall mean (i) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (ii) if such class of Shares is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of Shares is listed or admitted to trading, or (iii) if such class of Shares is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use, or (iv) if such class of Shares is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of Shares selected by the Trustees.

                 "Ownership Limit" shall mean (i) in the case of a Person other than an Existing Holder (as defined below) Beneficial Ownership of more than eight percent (8.0%), by value, vote or number, of the Shares and (ii) in the case of a Person who or which was the Beneficial Owner, as of February 1, 1995 (the "Amendment Date"), of more than 8.0% (by vote, value or number) of the Shares (any such Person being referred to as an "Existing Holder"), a percentage (by vote, value or number) equal to the lesser of (a) 9.9% and (b) the percentage of Shares Beneficially Owned by such Existing Holder as of the Amendment Date; provided that if, at any time and from time to time after the Amendment Date, the percentage of Shares Beneficially Owned by an Existing Holder shall decrease (whether by reason of a disposition by such Existing Holder, an increase in the number of outstanding Shares or otherwise), then from and after the time of such decrease the Ownership Limit in the case of such Existing Holder shall be a percentage (by vote, value or number) equal to the greater of (x) 8.0% and (y) the percentage of Shares Beneficially Owned by such Existing Holder after giving effect to such decrease.

                 "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Shares, the Person for whom the Purported Record Holder held Shares that were, pursuant to Section 6.12(c) hereof, automatically converted into Excess Shares upon the occurrence of such event.

                 "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares if such Transfer had been valid under Section 6.12(b) hereof.

                 "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Shares, the record holder of the Shares that were, pursuant to Section 6.12(c) hereof, automatically converted into Excess Shares upon the occurrence of such event.

                 "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Section 6.12(b) hereof.

                 "Restriction Termination Date" shall mean the first day of the taxable year for which the Trustees have determined to terminate the Trust's status as a REIT.

                 "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Shares (including
         (i) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for Shares shall be determined in accordance with Sections 318 and 544 of the Code.

                 (b) Restrictions on Transfers and Other Events. On or after the Restriction Termination Date, the provisions of Sections 6.12 and 6.13 hereof shall be of no further force and effect. Prior to the Restriction Termination Date and except as provided in Section 6.12(i) hereof:

                 (1) No Person shall Beneficially Own Shares in excess of the Ownership Limit;

                 (2) Any Transfer that, if effective, would result in any Person Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such Shares in excess of the Ownership Limit;

                 (3) Any Transfer that, if effective, would result in the Shares being Beneficially Owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio and the intended transferee shall acquire no rights in such Shares; and

                 (4) Any Transfer of Shares that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code and the intended transferee shall acquire no rights in such Shares.

                 (c)      Conversion into Excess Shares.

                 (1) If, notwithstanding the other provisions contained in this Article VI, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 6.12(i) hereof, such Shares which would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into that number of shares of Excess Trust Shares or Excess Preferred Shares, as appropriate, equal to the number of Shares being converted, as further described in Section 6.12(c)(3) hereof. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                 (2) If, notwithstanding the other provisions contained in this Article VI, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Shares, the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into that number of Excess Trust Shares or Excess Preferred Shares, as appropriate, equal to the number of Shares being converted, as further described in Section 6.12(c)(3) hereof. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

                 (3) Upon conversion of Trust Shares or Preferred Shares into Excess Shares pursuant to this Section 6.12(c), Trust Shares shall be converted into Excess Trust Shares and Preferred Shares shall be converted in Excess Preferred Shares.

                 (d) Remedies for Breach. If the Trustees or their designees shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of Section 6.12(b) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of Section 6.12(b) hereof, the Trustees or their designees may take such action as they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Trust or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 6.12(b) hereof shall be void ab initio and automatically result in the conversion described in Section 6.12(c)(3) hereof, irrespective of any action (or non-action) by the Trustees or their designees.

                 (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Shares in violation of Section 6.12(b) hereof, or any Person who is a purported transferee such that Excess Shares result under
Section 6.12(c) hereof, shall immediately give written notice to the Trust of such Transfer, attempted Transfer or other event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Trust's status as a REIT.

                 (f) Owners Required to Provide Information. Prior to the Restriction Termination Date:

                 (1) Every Beneficial Owner of five percent (5%) or more, by vote, value or number, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Shares shall, before January 30 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of Shares Beneficially Owned, and a description of how such Shares are held.

                 (2) Each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide on demand to the Trust such information as the Trust may request from time to time in order to determine the Trust's status as a REIT and to ensure compliance with the Ownership Limit and the REIT requirements of the Code and the regulations published thereunder.

                 (g) Remedies Not Limited. Subject to Section 6.12(l) hereof, nothing contained in this Article VI shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the Ownership Limit.

                 (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.12 or Section 6.13, including any definition contained in Section 6.12(a) hereof, the Trustees shall have the power to determine the application of the provisions of this
Section 6.12 and Section 6.13 with respect to any situation based on the facts known to them.

                 (i) Exception. The Trustees upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to them in their sole and absolute discretion, in each case to the effect that the Trust's status as a REIT will not be jeopardized, may exempt a Person from the Ownership Limit if the Trustees obtain such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership of Shares will not jeopardize the Trust's status as a REIT.

                 (j) Legend. Until the Restriction Termination Date, each certificate for the respective class of Shares shall bear the following legend:

                 The Shares represented by this certificate are subject to restrictions on transfer. Unless excepted by the Trustees, no Person may (1) Beneficially Own Shares in excess of 8.0% of the outstanding Shares, by value, vote or number, determined as provided in the Trust's Declaration of Trust, as the same may be amended from time to time (the "Declaration"), and computed with regard to all outstanding Shares and, to the extent provided by the Code, all Shares issuable under existing options and exchange rights that have not been exercised; or (2) Beneficially Own Shares which would result in the Trust being "closely held". Unless so excepted, any acquisition of Shares and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own Shares in excess of the above limitations has an affirmative obligation to notify the Trust immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the Shares represented hereby will be automatically converted into Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Trust. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on an annual basis. All terms not defined in this legend have the meanings provided in the Declaration. The Trust will mail without charge to any requesting shareholder a copy of the Declaration, including the express terms of each class and series of the authorized Shares of the Trust, within five (5) days after receipt of a written request therefor.

                 (k) Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                 (l)  New York Stock Exchange Transactions.  Nothing in this
Article VI shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                 (m) Amendment of Sections 6.12 or 6.13. Notwithstanding any other provisions of this Declaration or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Shares required by law or this Declaration, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the then-outstanding Shares, voting together as a single class, shall be required to alter, amend or repeal this Section
6.12 or Section 6.13.

                 6.13  Excess Shares.

                 (a) Ownership In Trust. Upon any purported Transfer or other event that results in Excess Shares pursuant to Section 6.12(c) hereof, such Excess Shares shall be deemed to have been transferred to Nina Matis (or any successor Excess Share Trustee), as Excess Share Trustee of the Excess Share Trust for the benefit of such Excess Share Trust Beneficiary or Beneficiaries and the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. Excess Shares so held in trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Shares except as provided in Section 6.13(e). Nina Matis, or any successor Excess Share Trustee, may resign by appointing a person independent of the Trust, the Corporation (as defined in Section 6.14) or any Excess Share Trust Beneficiary as the Excess Share Trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.

                 (b) Dividend Rights. Excess Shares shall be entitled to the same dividends determined as if no conversion into Excess

Shares had occurred. Any dividend or distribution paid prior to the discovery by the Trust that the Shares have been converted into Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

                 (c) Rights Upon Liquidation. Excess Shares shall not be entitled to receive any portion of the assets of the Trust on the liquidation or dissolution of the Trust. Upon conversion of Excess Shares into Shares pursuant to Section 6.13(e) hereof, such shares shall be entitled to receive their pro rata share of the assets of the Trust as a result of the liquidation or dissolution of the Trust.

                 (d) Voting Rights. The Excess Share Trustee shall vote the Excess Shares which shall have the same voting rights as the Shares into which they are to be converted pursuant to Section 6.13(e) hereof. Any vote cast by the Purported Beneficial Transferee or Purported Record Transferee will, at the election of the Excess Share Trustee, be void ab initio.

                 (e) Restrictions On Transfer; Designation of Excess Share Trust Beneficiary.

                 (1) Excess Shares shall not be transferrable. The Excess Share Trustee may freely designate an Excess Share Trust Beneficiary of all or any portion of the beneficial interest in the Excess Share Trust (representing the number of Excess Shares held by the Excess Share Trust attributable to a purported Transfer or other event that results in Excess Shares and designated as to number and class of shares pursuant to the notice provision of this Section 6.13(e)(1)), if the Excess Shares held in the Excess Share Trust would not be Excess Shares in the hands of such Excess Share Trust Beneficiary. If the Excess Shares resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Share Trustee that reflects a price per share for such Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) (x) the price per share such Purported Beneficial Transferee paid for the Share of Beneficial Interest in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Shares (through a gift, devise or other transaction), a price per share of Excess Shares equal to the Market Price of the Shares on the date of the purported Transfer that resulted in the Excess Shares. If the Excess Shares resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Share Trustee that reflects a price per share of Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) the Market Price of the Shares on the date of the event that resulted in Excess Shares. Upon such transfer of an interest in the Excess Share Trust, the corresponding shares of Excess Shares in the Excess Share Trust shall be automatically converted into such number of Shares (of the same class as the shares that were converted into such Excess Shares) as is equal to the number of shares of Excess Shares, and such Shares shall be transferred of record to the Excess Share Trust Beneficiary of the interest in the Excess Share Trust designated by the Excess Share Trustee as described above if such Shares would not be Excess Shares in the hands of such Excess Share Trust Beneficiary. Prior to any transfer of any interest in the Excess Share Trust, the Trust must have waived in writing its purchase rights, if any, under
         Section 6.13(f) hereof. Any funds received by the Excess Share Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferor shall be paid to the Charitable Beneficiary. The Trust shall pay the costs and expenses of the Excess Share Trustee.

                 (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee, Purported Beneficial Holder or Excess Share Trustee receives a price for designating an Excess Share Trust Beneficiary of an interest in the Excess Share Trust that exceeds the amounts allowable under Section 6.13(e)(1) hereof, such Purported Beneficial Transferee or Purported Beneficial Holder shall be personally liable to, and shall pay, or cause the Excess Share Trust Beneficiary of the interest in the Excess Share Trust to pay, such excess to the Excess Share Trustee who shall pay over such excess to the Charitable Beneficiary.

                 (3)  Notwithstanding the foregoing, if the provisions of this
         Section 6.13(e) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust, in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Trust.

                 (f) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Trust, or its designee, at a price per Excess Share equal to (i) in the case of Excess Shares resulting from a purported Transfer, the lesser of (A) the price per share of the Shares in the transaction that created such Excess Shares (or, in the case of devise or gift, the Market Price of the Shares at the time of such devise or gift), or (B) the lowest Market Price of the class of Shares which resulted in the Excess Shares at any time after the date such shares were converted into Excess Shares and prior to the date the Trust, or its designee, accepts such offer or (ii) in the case of Excess Shares resulting from an event other than a purported Transfer, the lesser of (A) the Market Price of the Shares on the date of such event or (B) the lowest Market Price for Shares which resulted in the Excess Shares at any time from the date of the event resulting in such Excess Shares and prior to the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Trustees determine in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer or other event pursuant to Section 6.12(e) hereof.

                 6.14 Pairing. Beginning at the time that the payment of a distribution in kind to the Shareholders of the Trust of the shares of common stock of Starwood Lodging Corporation, a Maryland corporation ("Corporation"), shall have occurred ("effective time of the restriction"), and continuing thereafter until such time as the limitation on transfer provided for in the Pairing Agreement to be entered into by the Trust and the Corporation shall be terminated:

                 (a) The Trust Shares having a par value of $0.01 per share shall not be transferable, and shall not be transferred on the books of the Trust, unless (1) a simultaneous transfer is made by the same transferor to the same transferee, or (2) such transfer has previously arranged with the Corporation for the acquisition by the transferee, of a like number of shares of the Corporation and such shares and Trust Shares are paired with one another.

                 (b) Each certificate evidencing ownership of Trust Shares issued and not canceled prior to the effective time of the restriction shall be deemed to evidence a like number of shares of common stock of the Corporation.

                 (c) Any registered holder of a certificate evidencing ownership of Trust Shares issued prior to the effective time of the restriction may, upon request and presentation of said certificate to the Corporation's transfer agent, obtain in substitution therefor a certificate or certificates registered in such holder's name evidencing the same number of shares of common stock of the Corporation and a like number of Trust Shares.

                 (d) A legend shall be placed on the face of each certificate evidencing ownership of Trust Shares issued after the effective time of the restriction, referring to the restrictions on transfer set forth herein.


                                  ARTICLE VII

                      LIABILITY OF TRUSTEES, SHAREHOLDERS
                        AND OFFICERS, AND OTHER MATTERS

                 7.1 Exculpation of Trustees and Officers. No Trustee, officer or agent of the Trust shall be liable or held to any personal liability whatsoever for an obligation or contract of the Trust. The provisions of section 2-405.1 of the Corporations and Associations Article of the Annotated Code of Maryland (as amended and interpreted from time to time, and any successor statute thereto), which sets forth the standard of care required of directors of corporations organized under the laws of the State of Maryland, and all other statutory or decisional law (as amended or interpreted from time to time) which sets forth the standard of care required of officers, employees and agents for corporations organized under the laws of the State of Maryland, shall be fully applicable to the Trust, and to the Trustees, officers, employees and agents of the Trust, as if the Trust were a corporation organized under the laws of the State of Maryland and its Trustees, officers, employees and agents were, respectively, directors, officers, employees and agents of such corporation.

                 Notwithstanding the foregoing, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no Trustee or officer of the Trust shall be liable to the Trust or its shareholders for money damages arising out of acts or omissions occurring on or after the date of this provision is approved by the shareholders of the Trust (which date was June 6, 1988) provided, however, that this provision shall not restrict or limit the liability of the Trust's Trustees or officers to the Trust or its shareholders (i) to the extent that it is proved that such Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or final adjudication adverse to such Person is entered in a proceeding based on a finding in the proceeding that such Person's action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action adjudicated in the proceeding. No amendment to this Section 7.1 or repeal of any of its provisions shall limit or eliminate the effect of this Section 7.1 with respect to any act or omission which occurs prior to such amendment or repeal.

                 7.2 Limitation of Liability of Shareholders, Trustees and Officers. The Trustees and officers in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. Except to the extent provided by applicable law, no Trustee, Shareholder, officer, employee or other agent shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.

                 7.3 Express Exculpatory Clauses and Instruments. In all agreements, obligations, instruments, and actions in regard to the affairs of this Trust, this Trust and not the Shareholders, officers, or agents shall be the principal and entitled as such to enforce the same, collect damages, and take all other action. All such agreements, obligations, instruments, and actions shall be made, executed, incurred, or taken by or in the name and on behalf of this Trust or by the Trustees as Trustees hereunder, but not personally. All such agreements, obligations, and instruments shall acknowledge notice of this paragraph or shall refer to this Declaration and contain a statement to the effect that the name of this Trust refers to the Trustees as Trustees but not personally, and that no Trustee, Shareholder, officer, or agent shall be held to any personal liability thereunder; and neither the Trustees nor any officer or agent shall have any power or authority to make, execute, incur, or take any agreement, obligation, instrument or action unless the requirements of this paragraph are met; however, the omission of such provision from any such instrument shall not render the Shareholders or any Trustee or officer liable nor shall the Trustees or any officer of the Trust be liable to anyone for such omission.

                 7.4 Indemnification of Trustees, Officers, Employees and Other Agents. The provisions of Section 218 of the Corporations and Associations Article of the Annotated Code of Maryland (as amended and interpreted from time to time, and any successor statute thereto), which empowers a corporation organized under the laws of the State of Maryland to indemnify its directors, officers, employees and other agents against certain liabilities and obligations, and for the right of directors, officers, employees and other agents of such corporation to be so indemnified (as amended, interpreted and superseded, "Section 2- 418"), shall be fully applicable to the Trust and to the Trustees, officers, employees and other agents of the Trust as if the Trust were a corporation organized under the laws of the State of Maryland and its Trustees, officers, employees and other agents were, respectively, directors, officers, employees and agents of such corporation. In each and every situation where the Trust may do so under said Section 2-418 or other applicable law, the Trust hereby obligates itself to so indemnify its Trustees, officers, employees and other agents, and in each case where the Trust must make certain investigations on a case-by-case basis prior to indemnification, the Trust hereby obligates itself to pursue such investigations diligently, it being the specific intention of this Section 7.4 to obligate the Trust to indemnify each Person whom the Trust may indemnify to the fullest extent permitted by Section 2-148 or by other applicable law at any time and from time to time. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such right of a Trustee to contribution as may be available under applicable law. In addition, and without limiting the generality of the foregoing, the Trust shall have the power to purchase and maintain insurance on behalf of any Person entitled to indemnify hereunder against any liability asserted against him and incurred by him in a capacity mentioned above, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions hereof.

                 7.5 Right of Trustees and officers to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer. Any Trustee or officer may have personal business interests and may engage in personal business activities, which interest and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, or interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business, including serving as a trustee or officer of any other Real Estate Investment Trust. Subject to the provisions of Article IV any Trustee or officer may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer.

                 7.6      Transactions Between the Trustees and the Trust.

                 (a) If subsection (b) of this Section 7.6 is complied with, a contract or other transaction between the Trust and any corporation, firm or other entity in which any of the Trustees is a director or has a material financial interest is not void or voidable solely because any one or more of the following: (i) the common directorship or interest; (ii) the presence of the Trustee at the meeting of the Board of Trustees or a committee of the Board of Trustees which authorizes, approves or ratifies the contract or transaction; or (iii) the counting of the vote of the Trustee for the authorization, approval or ratification of the contract or transaction.

                 (b)      Subsection (a) of this Section 7.6 applies if:

                 (i) The fact of the common directorship or interest is disclosed or known to (a) the Board of Trustees or the committee, and the Board of Trustees or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum; or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Trustee or corporation, firm or other entity; or

                 (ii) The contract or transaction is fair and reasonable to the Trust.

                 (c) Common or interested Trustees, or the Shares of Beneficial Interest owned by them or by an interested corporation, firm or other entity, may be counted in determining the presence of a quorum at a meeting of the Board of Trustees or a committee of the Board of Trustees or at a meeting of the shareholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

                 (d) If a contract or transaction is not authorized, approved or ratified in one of the ways provided for in subsection (b)(i) of this Section 7.6, the person asserting the validity of the contract or transactions bears the burden of proving that the contract or transaction was fair and reasonable to the Trust at the time it was authorized, approved or ratified. This subsection (d) does not apply to the fixing by the Board of Trustees of reasonable compensation for a Trustee, whether as a Trustee or in any other capacity.

                 (e) Any procedures authorized by Section 7.4 of this Declaration shall be deemed to satisfy subsection (b)(i) of this

Section 7.6. Any provision of this Declaration, the Trustees' Regulations or any contract, or any transaction, requiring or permitting indemnification of Trustees, including advances of expenses, is fair and reasonable to the Trust.

                 (f) Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Securities of the Trust, for his individual account, and may exercise all rights of a holder of such Securities to the same extent and in the same manner as if he were not such a Trustee or officer, employee or agent. The Trustees shall use their best efforts to obtain through an Advisor or other Persons a continuing and suitable investment program, consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting investment opportunities presented by the Advisor or such other Persons. So long as there is such Advisor or other Person, the Trustees shall have no responsibility for the origination of investment opportunities for the Trust. Any Trustee or officer, employee, or agent of the Trust may, in his personal capacity, or in a capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of such Person, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business, and each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; provided, however, that the provisions of this sentence shall not extend to any of such Trustees or agents of the Trust who are affiliates of the Advisor, or to any officer or employee of the Trust or (at a time when there is no such Advisor or other Person providing an investment program for the Trust as aforesaid) to any Trustee of the Trust, in each case who is not acting as a trustee, officer, director, stockholder, partner, member, advisor or employee of any Person but is acting for his own personal account. Subject to the provisions of this Section 7.6, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent of the Trust or otherwise hereunder. None of the activities in this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Trust.

                 (g) Nothing contained in this Declaration shall prohibit or in any way limit any person described in Section 3.2(n) of this Declaration from contracting with others for the performing of services similar or identical to those undertaken by such Person pursuant to this Declaration or from conducting the usual and normal business operations of such Person. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by the Trustees or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust providing the Trustees' motive for the formation of such business association is not their own enrichment.

                 7.7 Restriction of Duties and Liabilities. To the extent that the nature of this Trust (that is, a Maryland real estate investment trust) will permit, the duties and liabilities of Shareholders, Trustees and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a Maryland corporation. The Shareholders, Trustees and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

                 7.8 Persons Dealing with Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such, shall, as to any persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents or representatives of the Trust, shall be bound to see to the application, of any funds or property passing into their hands of control. The receipt of the Trustees, or any of them, or of authorized officers, agents, or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.

                 7.9 Reliance. The Trustees and officers may consult with counsel and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect to any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the President or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.





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
                 7.10 Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Trustees herein, said Trustees by this Declaration make no commitment or representation that the Trust will qualify for the dividends paid deduction permitted by the Internal Revenue Code, by Article 81, Section 313A of the Annotated Code of Maryland, or by any Rules and Regulations thereunder pertaining to Real Estate Investment Trusts, in any given year. The failure of the Trust to qualify as a Real Estate Investment Trust under the Internal Revenue Code or under the Maryland Code shall not render the Trustees liable to the Shareholders or to any other person or in any manner operate to annul the Trust.

                                  ARTICLE VIII

                      DURATION, AMENDMENT, TERMINATION AND
                             QUALIFICATION OF TRUST

                 8.1 Duration of Trust. The Trust shall continue without limitation of time, unless terminated as provided in Section 8.2.

                 8.2      Termination of Trust.

                 (a) The Trust may be terminated by the affirmative vote of the holders of two-thirds (2/3) in interest of all outstanding Shares entitled to vote thereon, at any meeting of Shareholders. Upon termination of the
Trust:

                 (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                 (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Estate to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of more than fifty percent (50%) of the Trust Estate shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of all the outstanding Shares entitled to vote thereon.

                 (iii) After paying or adequately providing for the payment of all liabilities, and upon the receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection the Trustees may distribute the remaining Trust Estate, in case or in kind, or partly each, among the Shareholders, according to their respective rights.

                 (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing, setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

                 8.3      Amendment Procedure.

                 (a) This Declaration may be amended by the vote or written consent of Shareholders holding a majority of the outstanding Shares entitled to vote thereon. The Trustees may also amend this Declaration without the vote or consent of Shareholders as provided in Section 9.6.

                 (b) A certification, in recordable form, signed by a majority of the Trustees, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                 (c) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exception from personal liability of the Shareholders, Trustees, officers, and agents of this Trust.

                 8.4 Qualification Under the REIT Provisions of the Internal Revenue Code. It is intended that the Trust shall qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code during such period as the Trustees shall deem it advisable so to qualify the Trust.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 9.1 Applicable Law. This Declaration has been executed and acknowledged by the Trustees with reference to the statutes and laws of the State of Maryland and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to statutes and laws of said State.

                 9.2 Index and Headings for Reference Only. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

                 9.3 Successors in Interest. This Declaration and the Trustees' Regulations shall be binding upon and inure to the benefit of the undersigned Trustees and their successors assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

                 9.4 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Maryland corporation would be available for inspection by corporate shareholders under the laws of the State of Maryland. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than shareholders of a Maryland corporation to require financial or other information from the Trust, Trustees or officers. Any Federal or state securities administration, the Department of Assessments and Taxation of the State of Maryland, or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

                 9.5 Counterparts. This instrument may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                 9.6 Provisions of the Trust in Conflict with Law or Regulations.

                 (a) The provisions of this Declaration are severable, and if the Trustees shall determine with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code, with other applicable federal laws and regulations, or with the REIT provisions of the Annotated Code of Maryland, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this
Section 9.6(a) shall in any way limit or affect the right of the Shareholders to amend this Declaration as provided in Section 8.3(a).

                 (b) If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                 9.7 Certifications. The following certifications shall be final and conclusive as to any persons dealing with the Trust:

                 (a) A certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by majority of the remaining Trustees;

                 (b) A certification as to the persons holding office as Trustees or officers at any particular time, when made in writing by the Secretary of the Trust or by any Trustee;

                 (c) A certification that a copy of this Declaration or of the Trustees' Regulations is a true and correct copy thereof as then in force, when made in writing by the Secretary of the Trust or by any Trustee;

                 (d) The certification referred to in Section 8.3(b) and 9.6(a) hereof;

                 (e) A certification as to any action by Trustees, other than the above, when made in writing by the Secretary of the Trust, or by any Trustee.

                 9.8 Recording and Filing. A copy of this instrument and any other amendments to the Declaration shall be filed with the Department of Assessments and Taxation of Maryland, and in the office of the County Recorder or its equivalent in every county of Maryland where the Trust is or the Trustees are the record owner or owners of Real Property; provided, however, that provision is made in such county for such recording, and further provided that this Declaration is accepted for recording. This Declaration and any amendments may also be filed or recorded in such other places as the Trustees deem appropriate.

                 9.9 Resident Agent. The name and post office address of the resident agent of the Trust in the State of Maryland is C. Lawrence Wiser, 12702 Littleton Street, Silver Spring, Maryland 20906.* Said resident is a citizen of the State of Maryland actually residing therein. The resident agent may be removed and vacancy existing in such office for any reason may be filled by majority of the Trustees.





- ----------------------------------

* The resident agent of the Trust was changed to The Corporation Trust, 33 South Street, Baltimore, Maryland 21202, pursuant to documents recorded on January 16, 1976 on Film No. 2246, Frame No. 684 and on May 3, 1984, on Film No. 2644, Frame No. 2123.


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